Exhibit 99.1

Penn National Gaming Reports Second Quarter Results and Announces Name
Change to PENN Entertainment
WYOMISSING, PA (August 4, 2022) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three and six months ended June 30, 2022.

2022 Second Quarter Highlights:
•Database Growth Highlights the Value of Omni-Channel Strategy
•Successful Migration to Our Proprietary Tech Stack in Ontario
•Reiterating 2022 Full Year Revenue and Adjusted EBITDAR Guidance
•Repurchased $167.0 million of Common Stock at an Average Price of $30.16 Under Share Repurchase Authorization

•Revenues of $1.6 billion, an increase of 5.2% year-over-year;
•Net income of $26.1 million and net income margin of 1.6%, as compared to net income of $198.7 million and net income margin of 12.9% in the prior year;
•Adjusted EBITDAR of $504.5 million, a decrease of 14.0% year-over-year;
•Adjusted EBITDA of $476.5 million, an increase of 1.4% year-over-year; and
•Adjusted EBITDAR margins of 31.0%, a decline of 694bps year-over-year.

For further information, the Company has posted a presentation to its website regarding the second quarter highlights and accomplishments, which can be found here.
Jay Snowden, Chief Executive Officer and President, announced: “Today is an exciting day for us as we become PENN Entertainment, Inc. Over the past few years, PENN has transformed our business through a highly differentiated strategy focused on organic cross-sell opportunities, which is reinforced by our investments in market-leading retail casinos, sports media assets, owned technology, including a state-of-the-art, fully integrated digital sports and online casino betting platform, and an in-house iCasino content studio. Our new name maintains ties to our legacy while better reflecting our evolution into North America’s leading provider of integrated entertainment, sports content and casino gaming experiences.”

Mr. Snowden further commented: “We are pleased with our second quarter results. PENN generated revenues of $1.6 billion and Adjusted EBITDAR of $504.5 million. Despite economic headwinds, we delivered consistent performance across our retail portfolio in the quarter and into July. In addition, last month, we successfully transitioned theScore Bet in Ontario to our own fully-integrated, proprietary tech stack – reflecting a key achievement in our strategic roadmap. Our strong operating performance and balance sheet enabled us to opportunistically repurchase $167.0 million of stock in the quarter under our $750.0 million share repurchase authorization. Based on our second quarter performance and our outlook for the remainder of the year, we are reiterating our 2022 revenue and Adjusted EBITDAR guidance range of $6.15 billion to $6.55 billion and $1.875 billion to $2.00 billion, respectively.

Database Growth Highlighted by Strong Engagement from High Worth Segments and Ongoing Growth Among the Younger Demographic
Property level highlights1:

•Revenues of $1.5 billion;
•Adjusted EBITDAR of $548.7 million; and
•Adjusted EBITDAR margins of 37.2%

“Our mychoice® database has increased by over 1.2 million registrations over the last four quarters, driven by both our retail properties and new interactive offerings, providing significant opportunities for future growth. We continue to enhance the guest experience at our properties with new hospitality offerings including hotel remodels, new restaurant concepts, and Barstool branded sportsbooks which have especially benefited our destination properties. We are encouraged by the ongoing visitation and engagement of our high worth segment as well as continued growth from all but our oldest demographic. Our unrated segment trends reflect strong conversion of non-rated players into our mychoice loyalty program. Our industry leading cashless, cardless and contactless technology (“3C’s”) enables omni-channel engagement and remains a growth driver. 3C’s is now live at nine properties in three states. We expect to roll the technology out to twelve additional properties by the end of 2022, pending regulatory approvals.

Focus Remains on Migration of Barstool Sportsbook to In-House Managed Risk and Trading Platform and Tech Stack

Interactive Segment highlights:
•Revenues of $154.9 million (including tax gross up);
•Adjusted EBITDA loss of $20.8 million; and
•theScore Bet in Ontario now operates on our vertically integrated proprietary tech stack, including the risk and trading platform, player account management system and promotion engine

“Our Interactive Segment further expanded its reach with the launch of theScore Bet mobile app in Ontario on April 4th. In July, we successfully deployed our proprietary in-house risk and trading platform in Ontario, which significantly enhances theScore Bet’s online betting capabilities, mobile product offerings and overall integrated media and betting ecosystem. This fall, we will introduce our new Parlay+ feature on theScore Bet for all major league sports. Following the successful transition to our player account management and risk and trading platforms in Canada, we remain confident in our ability to migrate the Barstool Sportsbook in the U.S. onto our new tech stack in Q3 2023, and we are working with our existing providers to ensure a smooth transition process. Post-migration, we will begin to realize the full benefits of our in-house technology stack, including meaningful cost synergies and improved marketing and promotional capabilities.
“PENN Game Studios continues to develop engaging Barstool branded content for our Barstool iCasino app. In Q2 2022, we also introduced 97 new slot and table game offerings across our iCasino platforms. Our pipeline of future customized and third-party iCasino content for both Barstool and theScore Bet remains robust.
“Our Barstool branded retail sportsbooks resonate with the younger demographics and create meaningful cross-sell opportunities. Our recently converted Barstool sportsbook in Lake Charles, Louisiana, set a new standard for retail sportsbook experiences, and we are seeing encouraging results in visitation and spend. We are on track to convert our existing temporary sportsbook to a Barstool sportsbook at L’Auberge Baton Rouge this fall where we expect to have a similar positive impact. Based on our ongoing success in Louisiana, we are optimistic about our upcoming Barstool branded retail sportsbook launches
1 Property level consists of retail operating segments which are composed of the operating results of our Northeast, South, West, and Midwest reportable segments.

in Kansas and Ohio where we operate similar market-leading properties bolstered by large casino databases that should augment our omni-channel strategy. Additionally, with the passage of sports betting in Massachusetts earlier this week – the birthplace of Barstool Sports and home to our Plainridge Park Casino – we are excited to add yet another possible retail launch by the end of this year while mobile wagering is anticipated in 2023.
Growing Media Businesses
“Our media businesses delivered strong growth this quarter relative to the first quarter of 2022, with theScore’s media revenue growing 11% year-over-year and monthly sessions increasing 20%. Meanwhile, Barstool Sports, Inc. has further expanded its reach across social media platforms by delivering highly engaging and relevant content. We believe we are positioned to achieve even greater upside going forward as we grow our audience, maximize cross-sell and explore new monetization opportunities.
ESG – Continuing to Care for our People, our Communities and our Planet
“PENN was again active on the ESG front this quarter, particularly with our Diversity, Equity and Inclusion (“DE&I”) efforts. We recently came in 4th out of 40 gaming companies in the All-In Diversity Project’s benchmark DE&I survey. In addition, Forbes magazine rated us 139th out of 500 of “America’s Best Employers for Diversity,” which is the highest ranking of any publicly traded gaming company. In June, we launched a comprehensive companywide diversity training initiative, and continued to roll out our Emerging Leaders Program, a career development initiative at PENN which provides an additional path for diversity in leadership roles. We expect to have our entire property portfolio participating in this program by year end.
We also proudly celebrated Juneteenth and Pride Month in June; Asian American Pacific Islander Heritage Month in May; and Earth Day in April. Our properties volunteered at events surrounding these special occasions, provided back of house education and awareness programming, and supported local non-profits and civic organizations on the front lines of these social causes.”
Share Repurchase Authorization Update

During the three months ended June 30, 2022, the Company repurchased 5,539,177 shares of its common stock in open market transactions for $167.0 million at an average price of $30.16 per share. During the six months ended June 30, 2022, the Company repurchased 9,341,585 shares of its common stock in open market transactions for $342.1 million at an average price of $36.62 per share.
Subsequent to the quarter ended June 30, 2022, the Company repurchased 3,019,790 million shares of its common stock at an average price of $31.46 per share for an aggregate amount of $95.0 million. The remaining availability under our $750.0 million authorization was $313.1 million as of August 3, 2022.
Liquidity Remains Strong
Total liquidity as of June 30, 2022 was $2.7 billion inclusive of $1.7 billion in cash and cash equivalents. Traditional net debt as of the end of the quarter was $1.0 billion, an increase of $132.8 million from December 31, 2021 due to a lower cash balance as we executed on our share repurchase program. Lease-adjusted net leverage as of June 30, 2022 was 4.27x compared to 4.10x as of December 31, 2021.

Additional information on PENN’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. The Company does not provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDAR because it is unable to predict with reasonable accuracy the value of certain adjustments that may significantly impact the Company’s results, including realized and unrealized gains and losses on equity securities, re-

measurement of cash-settled stock-based awards, contingent purchase payments associated with prior acquisitions, and income tax expense (benefit), which are dependent on future events that are out of the Company’s control or that may not be reasonably predicted.
Summary of Second Quarter Results

	For the three months ended June 30,
(in millions, except per share data, unaudited)	2022	2021
Revenues	$1,626.9	$1,545.8
Net income	$26.1	$198.7

Adjusted EBITDA (1)	$476.5	$470.1
Rent expense associated with triple net operating leases (2)	28.0	116.5
Adjusted EBITDAR (1)	$504.5	$586.6
Payments to our REIT Landlords under Triple Net Leases (3)	$231.8	$229.1

Diluted earnings per common share	$0.15	$1.17
(1)See the “Non-GAAP Financial Measures” section below for more information as well as the definitions of Adjusted EBITDA and Adjusted EBITDAR. Additionally, see below for reconciliations of these Non-GAAP financial measures to their GAAP equivalent financial measure.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) ("GLPI") and the triple net master lease assumed in connection with our acquisition of Pinnacle Entertainment, Inc. (individually referred to as the PENN Master Lease and Pinnacle Master Lease, respectively, and are collectively referred to as our “Master Leases”), as well as our individual triple net leases with GLPI for the real estate assets used in the operation of Tropicana Las Vegas Hotel and Casino, Inc. and Hollywood Casino at Meadows Racetrack, and our individual triple net leases with VICI Properties Inc. (NYSE: VICI) ("VICI") for the real estate assets used in the operations of Margaritaville Casino Resort and Hollywood Casino at Greektown (referred to collectively as our “triple net operating leases”).
On January 14, 2022, the Company and GLPI amended certain terms of the Master Leases which were concluded to be lease modifications under Accounting Standards Codification Topic 842, “Leases.” As a result of the lease modification events, only the land and building components associated with the operations of Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course are classified as operating leases which are recorded to rent expense, as compared to prior to the lease modification events, whereby the land components of substantially all of the Master Lease properties were classified as operating leases and recorded to rent expense. Subsequent to the lease modification events, the land components associated with the Master Lease properties are primarily classified as finance leases.
(3)Consists of payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under the Master Leases, the Perryville Lease (effective July 1, 2021), the Meadows Lease, the Margaritaville Lease, the Greektown Lease and the Morgantown Lease. Although we collectively refer to the Master Leases, the Perryville Lease, the Meadows Lease, the Margaritaville Lease, the Greektown Lease, the Morgantown Lease and the Tropicana Lease as our “Triple Net Leases,” the rent under the Tropicana Lease is nominal.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2022	2021	2022	2021
Revenues:
Northeast segment (1)	$684.9	$652.5	$1,343.4	$1,223.4
South segment (2)	338.6	368.2	680.0	664.1
West segment (3)	153.8	140.4	294.7	237.0
Midwest segment (4)	296.3	294.8	579.2	529.5
Interactive (5)	154.9	96.0	296.4	182.3
Other (6)	5.9	1.7	13.2	3.3
Intersegment eliminations (7)	(7.5)	(7.8)	(15.8)	(18.9)
Total revenues	$1,626.9	$1,545.8	$3,191.1	$2,820.7

Adjusted EBITDAR:
Northeast segment (1)	$214.4	$231.6	$419.6	$424.8
South segment (2)	143.3	177.1	289.8	311.0
West segment (3)	59.7	61.4	110.9	96.6
Midwest segment (4)	131.3	142.2	256.8	248.2
Interactive (5)	(20.8)	1.2	(30.8)	2.5
Other (6)	(23.4)	(26.9)	(47.1)	(49.5)
Total Adjusted EBITDAR (8)	$504.5	$586.6	$999.2	$1,033.6
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown (opened December 22, 2021), Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville (acquired July 1, 2021), Hollywood Casino Toledo, Hollywood Casino York (opened August 12, 2021), Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at Meadows Racetrack, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort, Tropicana Las Vegas Hotel and Casino, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our iCasino and online sports betting operations, management of retail sports betting, media, and our proportionate share of earnings attributable to our equity method investment in Barstool Sports, Inc. (“Barstool Sports”). Interactive revenues are inclusive of a tax gross-up of $55.4 million and $105.7 million for the three and six months ended June 30, 2022, respectively, as compared to $46.0 million and $85.5 million for the three and six months ended June 30, 2021, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Parks (the remaining 50% was acquired by PENN on August 1, 2021), the Company’s JV interests in Freehold Raceway and our management contract for Retama Park Racetrack. Expenses incurred for corporate and shared services activities that are directly attributable to a property or are otherwise incurred to support a property are allocated to each property. The Other category also includes corporate overhead costs, which consist of certain expenses, such as: payroll, professional fees, travel expenses and other general and administrative expenses that do not directly relate to or have not otherwise been allocated to a property.

(7)Primarily represents the elimination of intersegment revenues associated with our internally-branded retail sportsbooks, which are operated by PENN Interactive.
(8)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA,
Adjusted EBITDAR, and Adjusted EBITDAR Margin

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2022	2021	2022	2021
Net income	$26.1	$198.7	$77.7	$289.6
Income tax expense	56.3	53.1	103.9	73.7
Income from unconsolidated affiliates	(1.8)	(9.1)	(10.5)	(18.7)
Interest expense, net	193.6	138.0	354.4	273.7
Other (income) expenses	28.2	(2.8)	68.9	(23.9)
Operating income	302.4	377.9	594.4	594.4
Stock-based compensation	14.5	9.2	31.5	13.4
Cash-settled stock-based awards variance	(9.5)	(12.4)	(12.4)	9.1
Loss (gain) on disposal of assets	7.3	(0.1)	7.2	(0.2)
Contingent purchase price	(0.9)	1.2	(1.0)	1.3
Pre-opening expenses (1)	2.1	(0.4)	3.6	1.2
Depreciation and amortization	150.3	81.9	268.5	163.2
Insurance recoveries, net of deductible charges	—	—	(8.8)	—
Income from unconsolidated affiliates	1.8	9.1	10.5	18.7
Non-operating items of equity method investments (2)	0.3	1.4	2.1	3.0
Other expenses (1) (3)	8.2	2.3	15.5	2.6
Adjusted EBITDA	476.5	470.1	911.1	806.7
Rent expense associated with triple net operating leases	28.0	116.5	88.1	226.9
Adjusted EBITDAR	$504.5	$586.6	$999.2	$1,033.6
Net income margin	1.6%	12.9%	2.4%	10.3%
Adjusted EBITDAR margin	31.0%	37.9%	31.3%	36.6%
(1)    During the first quarter of 2021, acquisition costs were included within pre-opening and acquisition costs. Beginning with the quarter ended June 30, 2021, acquisition costs are presented as part of other expenses.
(2)    Consists principally of interest expense, net, income taxes, depreciation and amortization, and stock-based compensation expense associated with Barstool Sports and our Kansas Entertainment, LLC joint venture. We record our portion of Barstool Sports’ net income or loss, including adjustments to arrive at Adjusted EBITDAR, one quarter in arrears.
(3)    Consists of non-recurring acquisition and transaction costs, and finance transformation costs associated with the implementation of our new Enterprise Resource Management system.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the three months ended June 30,		For the six months ended June 30,
(in millions, except per share data, unaudited)	2022	2021	2022	2021
Revenues
Gaming	$1,325.6	$1,305.5	$2,616.8	$2,387.5
Food, beverage, hotel and other	301.3	240.3	574.3	433.2
Total revenues	1,626.9	1,545.8	3,191.1	2,820.7
Operating expenses
Gaming	713.6	620.9	1,400.2	1,148.7
Food, beverage, hotel and other	186.8	148.6	358.7	271.7
General and administrative	273.8	316.5	569.3	642.7
Depreciation and amortization	150.3	81.9	268.5	163.2
Total operating expenses	1,324.5	1,167.9	2,596.7	2,226.3
Operating income	302.4	377.9	594.4	594.4
Other income (expenses)
Interest expense, net	(193.6)	(138.0)	(354.4)	(273.7)
Income from unconsolidated affiliates	1.8	9.1	10.5	18.7
Other	(28.2)	2.8	(68.9)	23.9
Total other expenses	(220.0)	(126.1)	(412.8)	(231.1)
Income before income taxes	82.4	251.8	181.6	363.3
Income tax expense	(56.3)	(53.1)	(103.9)	(73.7)
Net income	26.1	198.7	77.7	289.6
Less: Net loss attributable to non-controlling interest	—	—	0.1	0.1
Net income attributable to PENN Entertainment	$26.1	$198.7	$77.8	$289.7

Earnings per share:
Basic earnings per share	$0.16	$1.27	$0.47	$1.85
Diluted earnings per share	$0.15	$1.17	$0.45	$1.72

Weighted-average common shares outstanding—basic	164.8	156.0	166.5	155.8
Weighted-average common shares outstanding—diluted	180.2	172.7	182.3	172.8

Selected Financial Information
Balance Sheet Data

(in millions, unaudited)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$1,708.3	$1,863.9

Bank debt	$1,550.0	$1,563.7
Notes (1)	1,130.5	1,130.5
Other long-term obligations (2)	46.8	55.9
Total traditional debt	2,727.3	2,750.1
Financing obligation (3)	103.3	90.4
Less: Debt discounts and debt issuance costs (4)	(44.4)	(103.7)
	$2,786.2	$2,736.8

Total traditional debt	$2,727.3	$2,750.1
Less: Cash and cash equivalents	(1,708.3)	(1,863.9)
Traditional net debt (5)	$1,019.0	$886.2
(1)Inclusive of our 5.625% Notes due 2027, 4.125% Notes due 2029 and our 2.75% Convertible Notes due 2026.
(2)Other long-term obligations as of June 30, 2022 primarily includes $36.1 million related to relocation fees due for both Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course, and $10.7 million related to our repayment obligation on a hotel and event center located near Hollywood Casino Lawrenceburg.
(3)Represents cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt.”
(4)On January 1, 2022, the Company adopted ASU 2020-06, which resulted in a net $71.7 million reclassification of the equity component originally recognized as a debt discount under the previously bifurcated cash conversion feature of the 2.75% convertible senior notes due May 2026. Under ASU 2020-06, bifurcation for a cash conversion feature is no longer permitted. Additionally, we incurred debt discounts and debt issuance costs due to the May 2022 refinancing of our Senior Secured Credit Facilities.
(5)Traditional net debt in the table above is calculated as “Total traditional debt,” which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less “Cash and cash equivalents.” Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using traditional net debt is that it subtracts cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2022	2021	2022	2021
Cash payments to our REIT Landlords under Triple Net Leases	$231.8	$229.1	$461.1	$455.1
Cash payments related to income taxes, net	$44.5	$36.5	$45.5	$27.7
Cash paid for interest on traditional debt	$17.5	$17.5	$48.3	$43.3
Capital expenditures	$60.0	$24.2	$125.6	$39.0

Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, and Adjusted EBITDAR margin. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

We define Adjusted EBITDA as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges (which are included in “other (income) expenses”); impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool Sports, Inc. (“Barstool Sports”) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases (the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”) and the triple net master lease assumed in connection with our acquisition of Pinnacle Entertainment, Inc., our individual triple net leases with GLPI for the real estate assets used in the operations of Tropicana Las Vegas Hotel and Casino, Inc. and Hollywood Casino at Meadows Racetrack, and our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Casino Resort and Hollywood Casino at Greektown). Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations of certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.

We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and

(ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the table above, which presents reconciliations of these measures to the GAAP equivalent financial measures.

Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 am ET today, both of which are open to the general public. During the call, management will review an earnings presentation that can be accessed at https://pennnationalgaming.gcs-web.com/events-and-presentations/presentations.

The conference call number is 415-226-5361; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pngaming.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at www.pngaming.com.

This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com, in the “Investors” section (select link for “Press Releases”).

About PENN Entertainment
PENN Entertainment, Inc. (Nasdaq: PENN) is North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. A member of the S&P 500®, PENN operates 44 properties in 20 states, online sports betting in 13 jurisdictions and iCasino in five under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet®. PENN’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in owned technology, including a state-of-the-art media and betting platform and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice customer loyalty program, which offers its over 26 million members a unique set of rewards and experiences across business channels. PENN is deeply committed to fostering a culture that welcomes a diverse set of customers and dedicated team members. The Company has been consistently ranked in the top two as “Employer of First Choice” over the last nine years in the Bristol Associates-Spectrum Gaming’s Executive Satisfaction Survey. In addition, as a long-standing good corporate citizen, PENN is also committed to being a trusted and valued member of its communities and a responsible steward of our finite natural resources.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified using forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of, and guidance regarding, future results of operations and financial condition, including with respect to its 2022 revenue and Adjusted EBITDAR guidance ranges; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s anticipated share repurchases; the Company’s expectations regarding results, and the impact of competition, in online sports betting, iGaming and retail/mobile sportsbooks; the Company’s development and launch of its Interactive segment's products in new jurisdictions and enhancements to existing Interactive segment products, including content for the Barstool iCasino app and the migration of the Barstool Sportsbook into both theScore’s player account management system and risk and trading platform; the Company's expectations regarding its future investments in Barstool Sports and the future success of its products; the Company's expectations with respect to the integration and synergies related to the Company’s integration of Barstool Sports; the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (3C’s) technology; the Company’s development projects, including upcoming Barstool branded sportsbook launches; and the timing, cost and expected impact of planned capital expenditures on the Company's results of operations.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic conditions and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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https://www.businesswire.com/news/home/20220707005118/en/

Felicia Hendrix
Chief Financial Officer
PENN Entertainment
610-373-2400

Joseph N. Jaffoni, Richard Land
JCIR
212-835-8500 or penn@jcir.com

Source: PENN Entertainment